UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2013

MEDIFAST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland	21117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (410)-581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Medifast, Inc. was held on September 17, 2013. The following matters were voted upon at the Annual Meeting, with the results indicated:

1.	Election of Directors

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Charles P. Connolly	9,122,128	116,477	30,273	4,158,912
Jason L. Groves, Esq.	8,982,733	44,897	241,248	4,158,912
John P. McDaniel	9,121,524	117,026	30,328	4,158,912
Donald F. Reilly	9,179,839	41,391	47,648	4,158,912
Carl E. Sassano	9,191,810	44,140	32,928	4,158,912
Michael C. MacDonald	9,174,690	43,710	50,478	4,158,912
Margaret E. Sheetz	8,983,510	43,101	242,267	4,158,912
Harvey C. Barnum	8,928,199	43,335	297,344	4,158,912
Jerry D. Reece	8,930,838	40,696	297,344	4,158,912

2.	Proposal to ratify the appointment of McGladrey, LLP, an independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company's internal control over financial reporting for the year ending December 31, 2013.

Votes For	Votes Against	Abstentions
13,251,340	172,354	4,096

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.
Dated: September 18, 2013

/s/ Timothy G. Robinson
Timothy G. Robinson
Chief Financial Officer